LEASE AND OPTION AGREEMENT

THIS LEASE AND OPTION AGREEMENT is made and entered into as of January 1, 1992, by and between PHILA M. CALDWELL AND GORDON B. CRARY, JR., AS TRUSTEES OF THE CALDWELL SURVIVOR'S TRUST UTA DATED 9/29/86 (T.I.N. 567-20-9022), AND THE CALDWELL MARITAL TRUST UTA DATED 9/29/86 (T.I.N. 95-6915674) ("Lessor") and SANTA PAULA LAND COMPANY, INC., a wholly owned subsidiary of LIMONEIRA COMPANY, a Delaware corporation ("Lessee").

1. **PREMISES**: Lessor, for and in consideration of the covenants hereinafter contained and made on the part of the Lessee, does hereby lease to Lessee, and Lessee does hereby lease from Lessor, that certain parcel of land located in the County of Santa Barbara, State of California, more particularly described on Exhibit A attached hereto and made a part hereof, together with all of Lessor's easements, rights and appurtenance thereto (the "Premises"), subject to the exceptions shown in Exhibit A. The three (3) areas lying within the "Lease Boundary" lines shown on the Martin, Northart & Spencer Survey Plat attached to Exhibit A are excluded from the Premises and are hereinafter referred to as the "Lessor reserved property." In a separate letter agreement to be attached to this Lease at the time it is executed the parties will set forth their crop and expense allocation formula and their equipment and supplies inventory for the beginning and end of the Lease Term.

2. **LEASE TERM**: Lessee shall have and hold the Premises for a term commencing on the date hereof (the "Commencement Date") and ending ten (10) years from the Commencement Date, unless sooner terminated as hereinafter provided.

3. **RENT**: Lessee covenants to pay Lessor as rent the following sums without deduction of offset:

(a) During the first year of the term hereof, Lessee shall pay basic annual rental of $41,700.00, payable in equal quarterly installments on the first day of each third month, beginning as of April 1, 1992 and continuing quarterly thereafter.

(b) On the first anniversary of the Commencement Date and on each successive anniversary date thereafter during the term of this Lease, annual rental shall be adjusted in accordance with the Consumer Price Index for All Urban Consumers, All Items, Los Angeles metropolitan area. The base index to be used shall be the index figure for the month in which the lease commences. The index for the adjustment date shall be the one reported in the index published by the U.S. Department of Labor, Bureau of Labor statistics then in use for the month closest to the first anniversary date and most nearly similar to the base index; if a different base year is used in the new index, the base figure shall be converted under a formula supplied by the Bureau. If the described index is no longer published, another generally recognized index shall be selected by the parties.

4. **LESSOR'S WARRANTIES AND COVENANTS**: Lessor hereby covenants, represents and warrants that the Premises are free and clear of all liens, encumbrances, restrictions and tenancies, whether oral or written, except as shown on the preliminary title report attached hereto as Exhibit B and except for a cattle grazing agreement dated May 5, 1992 with Landon Stableford which is cancelable on 30 days notice (a copy of which has been delivered to Lessee), that Lessee shall have sole and actual possession of the Premises from the commencement Date except as otherwise provided herein and that Lessor has no knowledge of any governmental restriction or physical condition of the Premises or other matter which would restrict the ability of Lessee to use the Premises for the purpose of cultivating avocados, lemons or other citrus. Lessor hereby acknowledges that Lessee is relying upon said covenants, representations and warranties in executing this Lease and that the matters so represented and warranted are material ones. Lessor, accordingly, agrees that any breach of warranty or misrepresentation shall be grounds for Lessee to elect, at its option, to terminate this Lease or cure Lessor's default(s) and deduct its costs to cure said defaults from rent

thereafter accruing. These remedies are in addition to all other remedies Lessee may have in law or equity. Except for the Lessor's express representations and warranties as herein set forth, the Lessee acknowledges (a) that it is fully familiar with the condition, utility and value of the Premises and any and all improvements thereto covered by the Lease, including but not limited to the trees, irrigation systems, wind machines, water wells, sources of water and the water supply, and the Lessee takes and accepts the same in their present condition and strictly "as is, where is and with all faults" and (b) that neither the Lessor nor any of the Lessor's agents has made any oral or written representation or warranty whatsoever with respect to the Premises and/or any improvements thereto and the Lessee accepts the same subject to all existing surface and subsurface conditions of the soil and all improvements thereto.

5. **INSURANCE AND INDEMNITY**: Lessee covenants at its own expense to maintain and keep in force for the mutual benefit of Lessor and Lessee general public liability insurance against claims for personal injury, death, or property damage occurring in, on or about the Premises to afford protection to the limit of not less than $1,000,000 combined single limit liability coverage. Lessee shall furnish Lessor with certificates showing such insurance to be in force at all times throughout the term of this Lease. All liability policies shall name Lessor as the additional insured. No policy shall be amended or canceled without thirty (30) days' prior written notice to Lessor, and each policy shall so provided. Except for Lessor's negligence and/or breach of express warranties, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, employees and representatives from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, permits, attorney's and consultant's fees, expenses and/or liabilities arising out of, involving or in dealing with the occupancy of the Premises by Lessee, the conduct of Lessee's business, any act, omission or neglect of Lessee, its agents, contractors, employees, or invitees and/or any default or breach by Lessee in the performance in a timely manner of any and all obligations on Lessee's part to be performed under this Lease. The foregoing shall include but not be limited to the defense or pursuit of any claim or any action or

proceeding involved therein, whether or not in the case of claims made against Lessor, litigated and or reduced to judgment, whether well founded or not. If any such action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee, upon notice from Lessor, shall defend the same at Lessee's expense, by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Nothing herein shall require Lessor to first pay any such claim in order to be indemnified by Lessee in accordance with foregoing provisions.

6. **TAXES:**

(a) Lessee shall pay prior to delinquency all taxes, assessments, or other impositions imposed by any governmental authority against the Premises or any improvements, fixtures and equipment thereon. Lessee's obligation shall extend only to taxes assessed against the Premises, and Lessee shall not be required to pay any franchise, gross receipts, income, or other tax assessed against the Lessor. Lessee shall provide Lessor with evidence of payment promptly upon payment of any taxes. If Lessee fails to pay any such taxes within the time set forth above, Lessor may pay the taxes and Lessee shall reimburse Lessor with the next due rental payment, plus interest at the greater of 8-1/2 percent per annum or the maximum rate permitted by California law. Lessor shall deliver tax bills to Lessee promptly upon receipt thereof.

(b) Lessor and Lessee acknowledge and agree that the Premises will continue to be assessed and taxed as one Parcel (Assessor's I.D. No. 081-200-17-00), with other property owned by Lessor and not included in the Premises, i.e., the Lessor reserved property. Lessee's obligation for the payment of taxes shall be determined as follows: With respect to taxes assessed on the land, Lessee shall pay an amount equal to that portion of the taxes, assessments and other charges that bears the same ratio to the total of the taxes, assessments and other charges as the land area of the Premises bears to the land area of the total taxed property. With respect to the taxes assessed on the buildings and other improvements located on the property, Lessee shall pay an amount equal to that portion of the taxes, assessments and other charges that bears the same ratio to the total of the taxes, assessments and other charges as the square footage of the

buildings located on the Premises bears to the square footage of the total of all comparable buildings located on the taxed property, i.e., Lessor's liability for real property taxes shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined from the respective valuations assigned in the assessor's worksheets or such other information as may be reasonably available including the Ventura Appraisal Company appraisal obtained to provide the initial market value stated in paragraph 20 of this Lease. The parties shall fully cooperate in making a reasonable determination of Lessee's and Lessor's proportionate share of real property taxes. Provided that the Lessor shall pay and shall indemnify Lessee with respect to real property taxes resulting from actions taken by or for the account of the Lessor.

(c) Lessee may at its cost pursue any legal remedy to contest, obtain an abatement or reduction of any taxes, assessments, or other impositions, and Lessor shall cooperate to the extent reasonably necessary. Such action may be taken in Lessor's name if required by law. In such case, Lessee shall indemnify Lessor against any and all loss, cost, expense damage of liability arising from such action, and provide assurance reasonably satisfactory to Lessor that no tax lien will affect Lessor's interest in the property.

(d) Neither Lessor nor Lessee shall consent to or approve any bonds or other assessments, for any purpose, without the joint approval of the other party.

(e) Lessor shall pay all property taxes and assessments owing on the Premises or which may become a lien on the Premises prior to the Commencement Date, i.e., such taxes and assessments shall be pro-rated to the Commencement Date (and to the Termination Date).

7. **REPAIR AND MAINTENANCE, ETC.**: So far as known to Lessor, the Premises and every part thereof are in good condition and repair. It is intended by the parties hereto that the Lessor shall have no obligation whatsoever to repair or maintain the Premises, the improvements located thereon or the equipment

therein, whether structural or non-structural, all of which obligations are intended to be that of the Lessee under this Lease. It is the intention of the parties that the terms of this Lease govern the respective obligations of the parties as to maintenance and repair of the Premises. Lessee and Lessor expressly waive the benefit of any statute now or hereafter in effect to the extent that it is inconsistent with the terms of this Lease with respect to or which affords Lessee the right to make repairs at the expense of Lessor or to terminate this Lease by reason of any needed repairs. Accordingly, except as herein expressly provided, Lessee shall, at Lessee's sole cost and expense and at all times keep the Premises and all improvements thereto and every part thereof in good order, condition and repair, structural and non-structural, whether or not such portion of the Premises requiring repair or the means of repairing the same are reasonably or readily accessible to Lessee and whether or not need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises and, without limiting the generality of the foregoing, including all equipment and/or roads and other facilities serving the Premises and serving the Lessor reserved property and including all trees on the Lessor reserved property. Lessee shall not cause or permit any hazardous substance (as defined by applicable federal and/or California laws and/or Rules and Regulations promulgated thereunder), to be spilled or released in, on, under or about the Premises and shall promptly at Lessee's expense take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for clean-up of any contamination of and for the maintenance, security and/or monitoring of the Premises, the elements surrounding same or neighboring properties that was caused or materially contributed to by Lessee, or pertaining to or involving any hazardous substance and/or storage tank brought onto the Premises by or for Lessee or under its control. In keeping the Premises in good order condition and repair the Lessee shall exercise and perform good agricultural husbandry and good maintenance practices and Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or any part thereof in good order, condition and repair. With respect to environmental matters, Lessor's and Lessee's obligations

and liability shall be as set forth in Addendum No. 1 attached hereto and by this reference incorporated herein and made a part hereof.

8. **UTILITIES, ETC.**: Lessee may make such utility installations of a non-structural nature to the Premises as are consistent with or required by the management and operation of the Premises for agricultural purposes in accordance with the permitted uses as herein provided. Lessee shall pay for all such utility installations and all utilities services provided to the Premises. The Lessor reserved property and facilities shall be serviced by such utilities, including electrical, telephone and water supply, in accordance with the water supply and other facilities now available to the Lessor reserved property, without charge or expense to Lessor except that Lessor shall pay for its own telephone expense and for electricity and butane gas which are separately metered to the Lessor reserved property. The parties acknowledge that the water supply to the Premises and to the Lessor reserved property is from wells, streams and/or aquifers and that none of the water has ever been or is required or intended by the parties to be treated. Lessor's continued use of the water shall be at Lessor's sole risk and Lessor fully releases and indemnifies Lessee from and with respect to the just and lawful claims, rights and demands of Lessor, its agents, employees, guests and invitees resulting from the use of the water furnished by Lessee to the Lessor reserved property.

9. **DAMAGE TO OR DESTRUCTION OF TREES**: The Premises are currently planted in lemon and avocado threes and are operated for the production of such fruit. If the Premises shall be rendered inoperable by fire or other casualty during the last five (5) years of the term of this Lease, to the extent of 35% or more of the insurable value of the trees or the annual production therefrom, Lessee may, at Lessee's option, to be evidenced by notice in writing given to Lessor within thirty (30) days after the occurrence of such damage or destruction, elect to terminate this Lease as of the date of the damage or destruction, whereupon Lessee shall remove all of its equipment from the Premises and leave same in a neat rubble-free condition. All insurance proceeds from casualty insurance carried by Lessee shall belong to Lessee.

10. **USE, ALTERATIONS AND TITLE TO IMPROVEMENTS**:

(a) Lessee may use the Premises for any lawful agricultural purpose; provided, however, that before using the Premises for anything except the production of avocados, lemons or other citrus, and cattle grazing, Lessee shall first obtain Lessor's written consent in each instance, which consent shall not be unreasonably withheld or delayed.

(b) Lessee shall have the right to redevelop the orchard on the Premises consistent with customary cultural practices and make, construct, alter, add to, reconstruct, modify, remove, or demolish on the Premises such buildings (excluding single family homes), structures and other improvements as Lessee in its sole discretion shall determine (collectively, the "Project"). At the commencement of the term of this Lease, Lessee has projected capital expenditures of $515,457 during the first six years of the term hereof, which expenditures are described on Exhibit C attached hereto. The Project shall be the property of the Lessee at all times during the term of this Lease, and Lessee may remove any portion of the Project at any time during the term of this Lease, and for a period of thirty (30) days after its termination. Lessor may require Lessee to remove any portion of the Project upon the termination of this Lease. Any Portion of the Project which Lessee has not removed after the expiration of such period of thirty (30) days or which Lessor does not require Lessee to remove shall be deemed to be an abandonment thereof, whereby the same shall become part of the real estate with title thereto vesting in the owner of the land. Any personal property left on the Premises after the expiration of a period of thirty (30) days after the termination of this Lease shall be deemed abandoned, and Lessor shall have the right to store such property at Lessee's expense or take any other action permitted by law. Lessor shall have the right at all times to enter the Premises to post any notice of non-responsibility with respect to any construction by Lessee. Lessee agrees to give Lessor at least 30 days written notice of Lessee's intention to remove the old barn on the Premises.

(c) Lessor shall cooperate with Lessee in the above-described development to the extent reasonably necessary and without cost to Lessor, including,

without limitation, execution of documents and applications for governmental approvals of the Project.

(d) Lessee shall give Lessor not less than ten (10) days prior written notice of Lessee intended commencement of any construction activities and Lessee shall pay or cause to be paid the total cost and expense of all works of improvement and Lessee shall not allow the enforcement against the Premises of any mechanics liens; Lessee may contest any mechanics lien, claim or demand by furnishing a mechanics lien release bond to Lessor in compliance with applicable California law. If Lessee does not discharge any mechanics lien for works of improvement performed for Lessee, Lessor shall have the right to discharge same and Lessee shall reimburse Lessor for the cost of discharging such mechanics lien including interest 8-1/2% and reasonable attorneys fees.

(e) Lessee intends to amortize the capital improvements described on Exhibit C attached hereto over a 20-year period commencing with the respective dates of installation of equipment and/or four years of planting of citrus or avocado orchards, as the case may be. If Lessee does not exercise the option described in paragraph 20 below prior to expiration of the Lease Term, Lessor shall be obligated to reimburse Lessee for the remaining unamortized cost of said capital improvements as shown on the books of Lessee within 30 days following expiration of the Lease Term. Said reimbursement shall be paid by Lessor in the form of a cashier's check made payable to Lessee or in other immediately available funds.

11. **ASSIGNMENT AND SUBLETTING**: Lessee shall not, voluntarily or by operation of law, assign, transfer, mortgage or otherwise encumber (collectively assignment) or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent, which consent Lessor shall not unreasonably withhold. A change in corporate control, meaning more than a 50% change in equity ownership of Lessee, shall be deemed an assignment. Provided that the occupancy of Lessee's employees of any living accommodations on the Premises shall not require Lessor's consent.

12. **TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND/OR SUBLETTING**:

(a) Regardless or Lessor's consent, any assignment or subletting shall not (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of base rent and other sums due Lessor under this Lease or for the performance of any other obligations to be performed by Lessee under this Lease.

(b) The consent of Lessor to one assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the sublessee. Neither a delay in the approval or disapproval of such assignment, nor the acceptance of any rent or performance, shall constitute a waiver of or estoppel as to Lessor's right to exercise its remedies for the default or breach by Lessee of any of the terms, covenants or conditions of this Lease.

(c) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility of or the appropriateness of the proposed assignee or sublessee, including but not limited the intended use and/or required modification of the Premises, if any. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

13. **LESSOR'S RIGHT OF RE-ENTRY**: If Lessee shall fail to pay any installments of rent promptly on the day when they become due and payable hereunder, and shall continue in default for a period of five (5) days after written notice thereof by Lessor, or if Lessee shall fail to promptly keep and perform any other affirmative covenants of this Lease and shall continue in default for a period of thirty (30) days after written notice thereof by Lessor of default and demand for performance, then

upon each such event, Lessor may (a) declare the Lease Term ended, and enter into the Premises, or any Part thereof, and expel Lessee or any person occupying the Premises of (b) re-let the Premises, applying said rent from the new tenant on this Lease, and Lessee shall be responsible for no more than the balance that may be due, should a balance exist. Anything hereinbefore contained to the contrary notwithstanding, if any default shall occur other than in the payment of money, which cannot with due diligence be cured within a period of thirty (30) days, and Lessee, prior to the expiration of thirty (30) days from the giving of notice as aforesaid, begins to cure such default, and diligently pursues such cure to completion, then the Lessor shall not have the right to declare the Lease Term ended by reason of such default.

14. **HOLDING OVER**: If Lessee continues to occupy the Premises after the last day of the Lease Term, or after the last day of any extension of the Lease Term, and the Lessor elects to accept rent, thereafter a tenancy from month to month only shall be created and not a tenancy for any longer period.

15. **CONDEMNATION**: If the whole or any part of the Premises or any improvements thereon shall be taken or condemned by any competent authority for any public use or purpose during the term of this Lease, Lessee shall receive any portion of any award allocable to its capital improvements, including orchards, to the cost or loss that Lessee may sustain in the removal and relocation of Lessee's trade fixtures and other personal property, to Lessee's anticipated or lost profits or damages because of detriment to Lessee's business and to the value of Lessee's leasehold interest. Lessee reserves the right to claim and prosecute its claim in all appropriate courts and agencies for an award or damages based upon the foregoing without impairing any rights of Lessor for the taking of or injury to its interest in the property. The entire award for the fair market value of the land taken shall be paid to Lessor. No compromise or settlement shall be made of any condemnation award without the consent of, Lessor, Lessee and any Mortgagee.

If a part of the Premises is taken or condemned which, in the sole judgment of Lessee, is sufficient to render the remaining portion unsuitable for continued use or

occupancy, then Lessee may within sixty (60) days after the date when possession of the Premises or portion thereof shall be required by the condemning authority, elect to terminate this Lease. In the event that Lessee shall fail to exercise its option to terminate this Lease, then this Lease shall continue in effect with respect to the portion of the Premises not so taken, except that the rent otherwise payable shall be reduced in proportion to the percentage of planted acreage in the Premises taken by the condemning authority. If no planted acreage is taken then the rent shall not be reduced by reason of such taking.

16. **COVENANT OF TITLE AND QUIET ENJOYMENT**: Lessor covenants that Lessor has good title to the Premises free and clear of all liens, encumbrances and restrictions, except those approved in writing by Lessee prior to execution of this Lease. Lessor shall not mortgage, assign, pledge, hypothecate or otherwise encumber its fee interest in the Premises during the term of this Lease. Lessor warrants and will defend the title thereto, and will indemnify Lessee against any damage and expense which Lessee may suffer by reason of any lien, encumbrance, restriction or defect in the title or description herein of the Premises. If, at any time, Lessor's title or right to receive rent hereunder is disputed, or there is a change of ownership of Lessor's estate by act of the parties or operation of law, Lessee may withhold rent thereafter accruing until Lessee is furnished proof satisfactory to it as to the party entitled thereto. Subject to Lessor's prior written consent in each instance (which consent shall not be unreasonably withheld) Lessee may grant to public entities and public utilities for the purposes of serving the Premises, rights of way and easements on, over or under the Premises for all water, telephone, gas, electricity, sewer and other utility services.

17. **TITLE INSURANCE**: Prior to execution of this Lease, Lessor shall apply for leasehold title insurance from Chicago Title Insurance Company in the amount of not less than two hundred fifty thousand DOLLARS ($250,000.00) showing title in Lessor and insuring the leasehold estate in Lessee. If the report on title, title binder, or commitment, so required, discloses any conditions, restrictions, liens, encumbrances, easements or covenants which have not been approved by Lessee prior to execution

hereof, Lessor shall have sixty (60) days from the date which such title report, binder, or commitment bears to cure such defects and to furnish a title report, binder, or commitment showing such defects cured or removed. If such defects in title are not so cured within sixty (60) days, Lessee may, at its option, terminate this Lease. In the event this Lease is so terminated all money, deposits and instruments shall be returned to the respective parties.

18. **TRADE FIXTURES, MACHINERY AND EQUIPMENT**: Lessor agrees that all trade fixtures, machinery, equipment or other personal property of whatever kind kept or installed on the Premises by Lessee or its sublessees shall not become the property of Lessor or a part of the realty, no matter how affixed to the Premises, and may be removed at any time during the Lease Term.

19. **RECORDING**: Lessor and Lessee agree to execute and record a short form or memorandum of this Lease and Option.

20. **PURCHASE OPTION**:

20.1 Grant of Option. Lessor hereby grants to Lessee an exclusive option ("Option") to purchase the Premises together with all of the Lessor reserved property (excluding the mobile home occupied by the Herzman Family) collectively the "Property," subject to a legal life estate to be reserved to Phila M. Caldwell in and to the Lessor reserved property, on the following terms and conditions:

20.1.1 Term. The term of the Option (the "Option Term") shall commence on the Commencement Date and shall terminate upon expiration of the Lease Term.

20.1.2 Exercise. So long as it is not then in default, Lessee may exercise the Option at any time during the Option Term by delivering written notice to Lessor of its election to do so. The exercise of the Option shall create a binding agreement between the Parties for the purchase and sale of the Property, on terms and conditions to be mutually agreed upon by Lessor and Lessee.

20.1.3 Purchase Price. The purchase price to be paid by Optionee to Lessor for the Premises shall be $4,136,600.00, adjusted for increases

in the consumer price index in accordance with Section 4(b) above. The purchase price shall be paid in the form of a bank cashier's check or in other immediately available funds.

20.1.4 Following the exercise of the Option the parties shall execute standard purchase and sale form escrow instructions with Chicago Title Insurance Company providing for the purchase and sale of the Property and providing for the allocation of costs in the manner customary in Santa Barbara County; escrow shall close within sixty (60) days after the exercise of the Option. At the closing, Lessor shall deliver title subject only to the title matters approved by Lessee as provided for in paragraph 17 and such other matters as may be acceptable to Lessee. Rent shall be pro-rated to close of escrow.

20.2 Option Assignment or Termination. The Option is an integral part of this Lease and is not assignable or otherwise transferable, in whole or in part, separately from this Lease and shall automatically terminate upon termination of this Lease.

20.3 Lessor: Non-Foreign Person. Lessor hereby represents and warrants to Lessee that Lessor is not a "foreign person" and is a "United States person" as those terms are defined in Section 7701(a) (30) of the Internal Revenue Code of 1954, as amended (the "Code"). Lessor hereby agrees to deliver to Lessee on or before the Commencement Date and to Lessee promptly after Lessee's exercise of the Option (or such earlier date as Lessee may require), an affidavit of Lessor, in the form attached as Exhibit D, sworn to under penalty of perjury, setting forth Lessor's United States tax identification number (or social security number, if Lessor does not have a tax identification number), and stating that Lessor is not a foreign person and is a United States person as defined in Code Section 7701. Lessor tax identification numbers are stated in the first paragraph of this Lease.

21. **RECIPROCAL AND REASONABLE ACCESS**: Notwithstanding the provisions of paragraph 4, each of the parties grants to the other rights of reasonable access on all existing and future roads for the mutual convenience and enjoyment of the

parties and the use and exercise of their respective rights under this Lease, without unreasonably interfering with or impairing the rights of the other.

22. **MISCELLANEOUS PROVISIONS**:

(a) If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, shall not be affected.

(b) The terms, conditions and covenants of this Lease shall be binding upon and shall inure to the benefit of each of the parties hereto, their heirs, personal representatives, successors, or assigns, and shall run with the land.

(c) This Lease contains the entire, integrated agreement between Lessor and Lessee with respect to the matters herein contained and supersedes all prior agreements and understandings between Lessor and Lessee with respect to such matters. No waivers, alterations or modifications of this Lease or any agreements in connection therewith shall be valid unless in writing duly executed by both Lessor and Lessee, as the case may be, through duly authorized agents, officers, or partners.

(d) The captions appearing in this Lease are inserted only as a matter of convenience and shall not be used in construing this Lease. The use of singular herein shall be deemed to include the plural and vice versa.

(e) Any notice, demand, or communication hereunder shall be in writing and served by personal service or by deposit in the United States Mail, registered or certified mail, return receipt requested, postage prepaid and (i) If intended for Lessor shall be addressed to: Lessor, c/o Roger C. Pettitt, 626 Wilshire Boulevard, Suite #410, Los Angeles, California 90017 and (ii) If intended for Lessee shall be addressed to: Santa Paula Land Company, Inc., 1141 Cummings Road, Santa Paula, California 93060, Attention: President, or to such other address as either party may have furnished to the other in writing as a place for the service of notice. Any notice so mailed shall be deemed to have been given three days after it is deposited in the United States mail.

(f) If the Lessor or the Lessee institutes any legal action or arbitration proceeding against the other relating to the provisions of this Lease, or any

default hereunder, the unsuccessful Party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of attorneys' fees and disbursements incurred therein by the successful Party.

(g) Each party represents and warrants to the other that the execution of this Lease has been duly authorized according to any applicable corporate by-laws, trust agreement or partnership agreement, and the individuals executing this Lease are duly authorized pursuant thereto.

(h) At any time and from time to time, within ten (10) days after notice of request by either party, the other party shall execute, acknowledge, and deliver to the requesting party, or to such other recipient as the notice shall direct, a statement certifying that this Lease is unmodified and in full force and effect as modified in the manner specified in the statement. The statement shall also state the dates to which the rent and any other charges have been paid in advance. The statement shall be such that it can be relied on by any auditor, creditor, commercial banker, and investment banker of either party and by any prospective purchaser or encumbrancer of the Premises or improvements or both or of all or any part or parts of Lessee's or Lessor's interests under this Lease.

(i) This Lease shall be governed by the laws of the State of California.

(j) There are no brokers involved in this transaction and each party warrants to the other that no brokers commissions, finders fees or other compensation shall be payable by reason of this Lease or the Option or the exercise of the Option.

(k) This Lease shall immediately and automatically terminate in the event of Lessee's dissolution or insolvency or the filing of any bankruptcy or receivership petition by or against Lessee under the bankruptcy laws.

23. **ARBITRATION**: The parties agree to the arbitration provisions set forth in ADDENDUM NO.2 attached hereto and incorporated herein.

24. **PARENT GUARANTEE**: Attached hereto as Exhibit E and

incorporated herein is the written Guaranty of Lease executed by Limoneira Company as the parent of Lessee.

IN WITNESS WHEREOF, the parties have executed this Lease in two or more counterparts, each as an original and all together as one instrument as of the date first above written.

LESSOR:

THE CALDWELL SURVIVOR'S TRUST
UTA DATED 9/29/86 AND
THE CALDWELL MARITAL TRUST
UTA DATED 9/29/86

By Phila M. Caldwell
Phila M. Caldwell
- Trustee

By Gordon B. Crary Jr
Gordon B. Crary, Jr.
- Trustee

The Exhibits to this Lease and Option Agreement are:

1. Addendum No. 1 - Environmental Matters.
2. Addendum No. 2 - Arbitration
3. Exhibit A - Legal Description
4. Exhibit B - Title Report
5. Exhibit C - Projected Capital Expenditures
6. Exhibit D - Lessor TIN Affidavit, etc.
7. Exhibit E - Guaranty of Lease

LESSEE:

SANTA PAULA LAND CO., INC.

By John M. Dickenson IV
~~President~~ CHAIRMAN

By [signature]
~~Chief Financial Officer~~
PRESIDENT

ADDENDUM NO. 1

ADDENDUM NO. 1

To Caldwell Trusts - Santa Paula Land Company, Inc.

Lease and Option Agreement

Dated January 1, 1992

Environmental Matters

As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Without the prior written consent of Lessor, Lessee shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises by Lessee, its agents,

employees, contractors, licensees or invitees except for pesticides, rodenticides, herbicides, fuel and fertilizers and other materials approved for agricultural use. Lessor shall be entitled to take into account such factors or facts as Lessor may reasonably determine to be relevant in determining whether to grant or withhold consent to Lessee's proposed activity with respect to Hazardous Material; provided, however, that Lessor hereby consents to Lessee's storage on the Premises, in accordance with applicable laws, of any containerized Hazardous Materials held for use on the Premises which Lessor has itself customarily and lawfully stored for use on the Premises provided that if any product requires special environmental handling, the storage or use thereof on the Premises shall require Lessor's prior written approval in each instance, such approval not to be unreasonably withheld. In no event, however, shall Lessor be required to consent to the installation or use of any underground storage tanks on the Premises. Lessee shall have and hereby expressly assumes all liability for any environmental damage and/or contamination of the Premises resulting from Sublessee's occupancy and/or use of the Premises from and after the Commencement Date.

Lessor retains and hereby expressly assumes all liability for any environmental damage and/or contamination of the Premises resulting from Lessor's occupancy and/or use of the Premises prior to the Commencement Date, for removal of any underground

tanks it may have installed and for any cleanup and/or remediation work required by reason thereof. Lessor retains, and Lessee hereby grants to Lessor, a right of access to the Premises at all times during the Lease Term for purposes of testing, remediation and monitoring of any contamination of the Premises, if required by law or any local, state or federal agency, and for removal of any underground storage tank for which Lessor has retained liability. Should Lessor's entry for such purposes result in a substantial interference with Lessee's business, a just proportionate part of the rental shall be abated during the period of such substantial interference. Lessor will use its best reasonable efforts not to interfere with Sublessee's business.

ADDENDUM NO. 2

ADDENDUM NO. 2

To Caldwell Trusts - Santa Paula Land Company, Inc.

Lease and Option Agreement

Dated January 1, 1992

By their approval signed below, the Lessor and Lessee under the above referenced Lease expressly agree to have any dispute arising out of the matters included in the arbitration of disputes provision set forth below decided by neutral arbitration as provided by the California Law and thereby give up any rights they might possess to have the dispute litigated in a Court or Jury trial. By such approval the Lessor and the Lessee give up their judicial rights to discovery and appeal, unless those rights are specifically included in the arbitration of disputes provision. If the Lessor or the Lessee should refuse to submit to arbitration after agreeing to the arbitration of disputes as stated herein, that party may be compelled to arbitrate under the authority of the California Code of Civil Procedure. Such agreement to this arbitration provision is voluntary.

ARBITRATION OF DISPUTES:

Any dispute or claim in law or equity arising out of this Agreement (Lease) and/or the transaction described therein shall be decided by neutral binding arbitration in a

accordance with the Rules of the American Arbitration Association and not by Court action except as provided by California Law or Judicial Review of Arbitration Proceedings. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties shall have the right to discovery in accordance with Code of Civil Procedure Section 1283.05. The following matters are excluded from arbitration hereunder:

(a) A judicial or non-judicial foreclosure or other action or proceeding to enforce a deed of trust, mortgage, or real property sales contract as defined in Civil Code Section 2985,

(b) an unlawful detainer action,

(c) the filing or enforcement of a mechanic's lien,

(d) any matter which is within the jurisdiction of a probate or small claims court, or

(e) an action for bodily injury or wrongful death, or for latent or patent defects in which Code of Civil Procedure Section 337.1 or 337.15 applies. The filing of a judicial action to enable the recording of a Notice of Pending Action, for Order of Attachment, Receivership, injunction, or other provisional remedies, shall not constitute a waiver of the right to arbitrate under this provision.

The foregoing arbitration of disputes provision is hereby approved and made a part of the within Lease.

Approved:

THE CALDWELL TRUSTS

By ______________________________
Phila M. Caldwell and

By ______________________________
Gordon B. Crary, Jr.
Co-Trusteees.
- LESSOR

SANTA PAULA LAND COMPANY, INC.

By ______________________________
President

By ______________________________
Chief Financial Officer

- LESSEE